Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of CryoCor, Inc. filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated March 7, 2005 (except for Note 5 “Changes in Capitalization”, as to which the date is April 26, 2005), included in Amendment No. 6 to the Registration Statement on Form S-1 of CryoCor, Inc. (File No. 333-123841), which was declared effective on July 13, 2005 by the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

July 11, 2005